FOURTH SUPPLEMENTAL INDENTURE

                         Dated as of September 29, 1998

                                     between

                               HALLIBURTON COMPANY

                                       and

                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

               (Formerly Texas Commerce Bank National Association)

                                   as Trustee









(Second Senior Indenture)

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                                TABLE OF CONTENTS

                                                                          Page


                                    ARTICLE I

                                   DEFINITIONS
         Section 1.1   General.                                              2
         Section 1.2   Administrative Procedures.                            2
         Section 1.3   Amortizing Notes.                                     2
         Section 1.4   Book-Entry Notes.                                     2
         Section 1.5   Business Day.                                         2
         Section 1.6   Certificated Notes.                                   2
         Section 1.7   Conversion Date.                                      2
         Section 1.8   Depositary.                                           2
         Section 1.9   Designated LIBOR Currency.                            2
         Section 1.10  Discount Notes.                                       2
         Section 1.11  ECU.                                                  2
         Section 1.12  Exchange Rate Agent.                                  3
         Section 1.13  Fixed Rate Notes.                                     3
         Section 1.14  Floating Rate Notes.                                  3
         Section 1.15  Foreign Currency Notes.                               3
         Section 1.16  Indenture.                                            3
         Section 1.17  Indexed Notes.                                        3
         Section 1.18  Interest Rate Bases; Related Terms.                   3
         Section 1.19  Issuing and Paying Agent.                             5
         Section 1.20  London Business Day.                                  5
         Section 1.21  Market Exchange Rate.                                 5
         Section 1.22  Maturity Date.                                        5
         Section 1.23  Note Terms Certificate.                               5
         Section 1.24  Notes.                                                5
         Section 1.25  Principal Financial Center.                           5
         Section 1.26  Record Date.                                          6
         Section 1.27  Redemption/Repayment Terms.                           6
         Section 1.28  Series A Notes.                                       6
         Section 1.29  Specified Currency.                                   6
         Section 1.30  Stated Maturity Date.                                 7
         Section 1.31  U.S. Currency Notes.                                  7

                                   ARTICLE II

                               GENERAL PROVISIONS
         Section 2.1   Establishment of Series.                              7
         Section 2.2   Authentication and Issuance.                          7
         Section 2.3   Denominations.                                        9
         Section 2.4   Maturities                                            9
         Section 2.5   Currency.                                             9

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         Section 2.6   Registration.                                        12
         Section 2.7   Payments of Principal, Premium and Interest.         12
         Section 2.8   Interest in General.                                 13
         Section 2.9   Interest on Fixed Rate Notes.                        14
         Section 2.10  Interest on Floating Rate Notes.                     14
         Section 2.11  Redemption at the Option of the Issuer.              16
         Section 2.12  Repayment at the Option of the Holder.               16
         Section 2.13  Additional Event of Default.                         17

                                   ARTICLE III

                                  MISCELLANEOUS
         Section 3.1  Counterparts.                                         17
         Section 3.2  Effect of Headings.                                   17
         Section 3.3  Provisions for the Sole Benefit
                      of Parties and Holders.                               17
         Section 3.4  Governing Law.                                        17

                                      -ii-
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                          FOURTH SUPPLEMENTAL INDENTURE

         This Fourth Supplemental Indenture dated as of September 29, 1998 is between Halliburton Company, a Delaware corporation (the "Issuer"), and Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), a national banking association, as Trustee (the "Trustee"), and amends and supplements that certain Second Senior Indenture dated as of December 1, 1996 between the Issuer and the Trustee (the "Second Senior Indenture"), as heretofore amended and supplemented by the First Supplemental Indenture dated as of December 5, 1996 between the predecessor of the Issuer (the "Predecessor") and the Trustee (the "First Supplemental Indenture"), the Second Supplemental Indenture dated as of December 12, 1996 among the Predecessor, the Issuer and the Trustee (the "Second Supplemental Indenture"), and the Third Supplemental Indenture dated as of August 1, 1997 between the Issuer and the Trustee (the "Third Supplemental Indenture").

                                    RECITALS:

         In December 1996, the Predecessor, through execution and delivery of the First Supplemental Indenture, authorized a series of Medium-Term Notes Due Nine Months or More From Date of Issue, Series A (the "Series A Notes"), to be offered, sold and issued from time to time at an aggregate initial offering price of up to $300,000,000.

         On December 12, 1996, the Issuer, through execution and delivery of the Second Supplemental Indenture, assumed all the obligations of the Predecessor under the Second Senior Indenture, as theretofore amended and supplemented.

         Having theretofore sold Series A Notes at an aggregate initial offering price of $300,000,000, on August 1, 1997 the Issuer, through execution and delivery of the Third Supplemental Indenture, authorized an increase in the Series A Notes such that Series A Notes could be offered, sold and issued from time to time at an aggregate initial offering price of up to $500,000,000.

         The Issuer now proposes to offer, sell and issue from time to time, at an aggregate initial offering price of up to $600,000,000, certain notes of an additional series of medium-term notes due nine months or more from date of issue.

         For that purpose, the Issuer proposes, by means of this Fourth Supplemental Indenture, to establish such additional series of medium-term notes and certain terms and provisions thereof that are different from, or in addition to, those applicable to the Series A Notes and to acknowledge that the remaining terms and provisions of such medium-term notes will be established pursuant to the provisions of Section 2.3 of the Indenture.

         NOW, THEREFORE, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:


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                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 General. Capitalized terms used but not defined herein are defined in the Indenture and are used herein with the definitions ascribed to them therein.

         Section  1.2   Administrative  Procedures.   The  term  "Administrative
Procedures" shall have the meaning ascribed to such term in Section 2.2 of this Fourth Supplemental Indenture.

         Section 1.3 Amortizing Notes. The term "Amortizing Notes" shall have the meaning ascribed to such term in Exhibit A hereto.

         Section 1.4 Book-Entry Notes. The term "Book-Entry Notes" shall have the meaning ascribed to such term in Section 2.6 of this Fourth Supplemental Indenture.

         Section 1.5 Business Day. For purposes of the Notes only, the term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency (unless the Specified Currency is ECU, in which case such day is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day.

         Section 1.6Certificated Notes. The term "Certificated Notes" shall have the meaning ascribed to such term in Section 2.6 of this Fourth Supplemental Indenture.

         Section 1.7 Conversion Date. The term "Conversion Date" shall have the meaning ascribed to such term in Section 2.5(g) of this Fourth Supplemental Indenture.

         Section 1.8 Depositary. The term "Depositary" shall have the meaning ascribed to such term in Section 1.1 of the Second Senior Indenture.

         Section 1.9 Designated LIBOR Currency. The term "Designated LIBOR Currency" shall mean the currency or composite currency specified in the applicable Note Terms Certificate as to which LIBOR shall be calculated or, if

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no such currency or composite currency is specified in the applicable Note Terms
Certificate, United States dollars.

         Section 1.10 Discounted Notes.   The term "Discount  Notes"  shall have
the meaning ascribed to such term in Exhibit A hereto.

         Section 1.11 ECU.  The term "ECU" shall  mean European  Currency Units.

         Section 1.12 Exchange Rate Agent. The term "Exchange Rate Agent" shall have the meaning ascribed to such term in Section 2.5 of this Fourth Supplemental Indenture.

         Secton 1.13 Fixed Rate Notes.    The term "Fixed Rate Notes" shall have
the meaning ascribed to such term in Section 2.2 of this Fourth Supplemental Indenture.

         Section 1.14 Floating Rate Notes. The term "Floating Rate Notes" shall have the meaning ascribed to such term in Section 2.2 of this Fourth Supplemental Indenture.

         Section 1.15 Foreign Currency Notes. The term "Foreign Currency Note" shall have the meaning ascribed to such term in Section 2.3 of this Fourth Supplemental Indenture.

         Section 1.16 Indenture. The term "Indenture" shall mean the Second Senior Indenture dated as of December 1, 1996 between the Issuer and the Trustee, as heretofore and hereby amended and supplemented.

Secton 1.17 Indexed Notes. The term "Indexed Notes" shall have the meaning ascribed to such term in Exhibit A hereto.

         Section 1.18 Interest Rate Bases; Related Terms. The rate of interest of a Floating Rate Note shall be determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate and the Treasury Rate or such other interest rate basis as may be specified in the Note Terms Certificate (each, an "Interest Rate Basis"). Each of the following terms is defined in Exhibit A attached hereto and by this reference incorporated herein: the "CD Rate," the "CMT Rate," the "Commercial Paper Rate," the "Eleventh District Cost of Funds Rate," the "Federal Funds Rate," "LIBOR," the "Prime Rate," and the "Treasury Rate," as well as each of the defined terms used in such definitions. In addition:

                  (a) The term "Calculation Agent" shall mean an agent appointed from time to time by the Issuer for the purpose of determining the rates of interest in effect from time to time with respect to one or more issues of Notes and calculating the amount of interest payable from time to time with respect thereto. Unless otherwise specified in the Note Terms Certificate with respect to an issue of Notes, the Calculation Agent shall be the Trustee or, at the election of the Trustee, The Chase Manhattan Bank, an affiliate of the Trustee.

                  (b) The term "Calculation Date," as it pertains to any Interest Determination Date, shall, unless otherwise specified in the applicable Note Terms Certificate, mean the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

                  (c) The term "Composite Quotations" shall have the meaning ascribed to such term in the definition of CD Rate set forth in Exhibit A hereto.

                  (d) The term "Index" shall have the meaning ascribed to such term in the definition of the Eleventh District Cost of Funds set forth in Exhibit A hereto.

                  (e) The term "Index Maturity" shall mean the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

                  (f) The term "Initial Interest Rate" shall have the meaning ascribed to such term in Section 2.10 of this Fourth Supplemental Indenture.

                  (g) The  term  "Initial  Interest  Reset  Date" shall have the
         meaning   ascribed  to  such  term  in  Section  2.10  of  this  Fourth
         Supplemental Indenture.

                  (h) The term "Interest Determination Date" shall mean, (i) with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate, the second Business Day immediately preceding the applicable Interest Reset Date; (ii) with respect to the Eleventh District Cost of Funds Rate, the last Business Day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index; (iii) with respect to LIBOR, the second London Business Day immediately preceding the applicable Interest Reset Date; and (iv), with respect to the Treasury Rate, the day in the week in which the Interest Reset Date occurs on which Treasury Bills are normally auctioned (except that, if the auction is held on the Friday of the immediately preceding week, the Interest Determination Date shall be that Friday but if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date shall be postponed to the next succeeding Business Day). The Interest Determination Date pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases shall be the second Business Day next preceding the Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of the Interest Determination Date, and the applicable interest rate shall take effect on the applicable Interest Reset Date.

                  (i) The term "Interest Payment Date" shall have the meanings ascribed to such term in Sections 2.9 and 2.10 of this Fourth Supplemental Indenture.

                  (j) The term "Interest Period" shall have the meaning ascribed to such term in Section 2.8(b) of this Fourth Supplemental Indenture.

                  (k) The term "Interest Reset Date" shall mean the date or dates specified in the applicable Note Terms Certificate on which the rate of interest on a Floating Rate Note will be reset.

                  (l) The term "Interest Reset Period" shall mean the period, whether daily, weekly, monthly, quarterly, semiannual, annual or another specified period, between Interest Reset Dates relating to a Floating Rate Note, as specified in the applicable Note Terms Certificate.

                  (m) The term "Maximum Interest Rate" shall have meaning ascribed to such term in Section 2.10 of this Fourth Supplemental Indenture.

                  (n) The term "Minimum Interest Rate" shall have meaning ascribed to such term in Section 2.10 of this Fourth Supplemental Indenture.

                  (o) The term "Money Market Yield" shall have the meaning ascribed to such term in the definition of Commercial Paper Rate set forth in Exhibit A hereto.

                  (p) The term "Spread" shall mean the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to a Floating Rate Note.

                  (q) The term "Spread Multiplier" shall mean the percentage of the related Interest Rate Basis or Bases applicable to a Floating Rate Note by which such Interest Rate Basis or Bases shall be multiplied to determine the applicable interest rate on such Floating Rate Note.

                  (r) The term "Statistical Release H.15" shall have the meaning ascribed to such term in the definition of CD Rate set forth in Exhibit A hereto.

         Section 1.19 Issuing and Paying Agent. The term "Issuing and Paying Agent" shall have the meanings ascribed to such term in Section 2.2 of this Fourth Supplemental Indenture.

         Section 1.20 London Business Day. The term "London Business Day" shall mean (i) if the currency (including composite currencies) specified in the applicable Note Terms Certificate as the currency (the "Index Currency") for which LIBOR is calculated is other than ECU, any day on which dealings in such Index Currency are transacted in the London interbank market or (ii), if the

Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market; provided, however, that, if no such currency or composite currency is specified in the applicable Note Terms Certificate, the Index Currency shall be U.S. dollars.

         Section 1.21 Market Exchange Rate. The term "Market Exchange Rate" shall mean, for a Specified Currency other than United States dollars, the noon buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

         Section 1.22 Maturity Date. The term "Maturity Date" shall have the meaning ascribed to such term in Section 2.4 of this Fourth Supplemental Indenture.

         Section 1.23 Note Terms Certificate. The term "Note Terms Certificate" shall have the meaning ascribed to such term in Section 2.2 of this Fourth Supplemental Indenture.

         Section 1.24 Notes. The term "Notes" shall have the meaning ascribed to such term in Section 2.1 of this Fourth Supplemental Indenture.

         Section 1.25 Principal Financial Center. The term "Principal Financial Center" shall mean (i) the capital city of the country issuing a Specified Currency (unless the Specified Currency is ECU, in which case it shall mean Brussels) or (ii) the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of the ECU, Luxembourg), as applicable, except that, in the case of (i) or (ii) above, with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the Principal Financial Center shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of the Specified Currency) and Zurich, respectively.

         Section 1.26 Record Date. The term "Record Date" shall, unless otherwise specified in the applicable Note Terms Certificate, mean the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date with respect to any Note.

         Section 1.27  Redemption/Repayment Terms.

                  (a) The term "Initial Redemption Date" shall mean the date set forth on the face of a Note that is the first date on which a Note that is subject to redemption prior to its Stated Maturity Date at the option of the Issuer may be redeemed.

                  (b) The term "Redemption Price" shall mean, with respect to a Note that is redeemable prior to its Stated Maturity Date at the option of the Issuer, an amount equal to the Initial Redemption Percentage specified in the applicable Note Terms Certificate, as adjusted by any applicable Annual Redemption Percentage Reduction, if applicable, multiplied by the unpaid principal amount to be redeemed.

                  (c) The term "Initial Redemption Percentage" shall mean, with respect to a Note that is redeemable prior to its Stated Maturity Date at the option of the Issuer, the percentage specified in the applicable Note Terms Certificate, which Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed.

                  (d) The term "Annual Redemption Percentage Reduction" shall mean the percentage specified as such in the applicable Note Terms Certificate.

                  (e) The term "Optional Repayment Date" shall mean the date set forth on the face of a Note that is the first date on which a Note that is subject to repayment prior to its Stated Maturity Date at the option of the Holder may be repaid.

         Section 1.28 Series A Notes. The term "Series A Notes" shall have the meaning ascribed to such term in the recitals to this Fourth Supplemental Indenture.

         Section 1.29 Specified Currency. The term "Specified Currency" shall have the meaning ascribed to such term in Section 2.5(a) of this Fourth Supplemental Indenture.

         Section 1.30 Stated Maturity Date. The term "Stated Maturity Date" shall have the meaning ascribed to such term in Section 2.2 of this Fourth Supplemental Indenture.

         Sectin 1.31 U.S. Currency Notes. The term "U.S. Currency Note" shall have the meaning ascribed to such term in Section 2.3 of this Fourth Supplemental Indenture.

                                   ARTICLE II

                               GENERAL PROVISIONS

         Section 2.1  Establishment of Series.  Pursuant  to  the  provisions of
Section 2.3 of the Indenture, there is hereby established a series of Securities designated generally as the Medium-Term Notes Due Nine Months or More From Date of Issue, Series B, that may be sold and issued from time to time, at an aggregate initial offering price of up to U. S. $600,000,000 (the "Notes"), subject to reduction by the aggregate initial offering price of any other Securities (not including any Series A Notes) that may be theretofore sold and issued by the Issuer pursuant to the terms of the Indenture. Forms of a Fixed Rate Note and a Floating Rate Note, excluding in each case terms and provisions to be included therein pursuant to a Note Terms Certificate, are attached hereto as Exhibits B-1 and B-2, respectively, and by this reference incorporated herein.

         Section 2.2 Authentication and Issuance. The Notes may be authenticated and issued in one or more issues or tranches of Notes of like tenor and terms. The entire series of Notes shall be deemed to be subject to a periodic offering; the procedures for authentication and delivery of one or more issues or tranches of Notes subject to such periodic offering to which reference is made in Section 2.4 of the Indenture are set forth in the Administrative Procedures (the "Administrative Procedures") authorized and adopted by the Board of Directors of the Issuer and attached hereto as Exhibit C; and The Chase Manhattan Bank, an affiliate of the Trustee (the "Issuing and Paying Agent"), upon compliance by the Issuer with the requirements of Section 2.4 of the Indenture, shall authenticate and deliver Notes in accordance with the Administrative Procedures. To the extent that the terms of any such issue or tranche are not set forth in the Indenture, as supplemented and amended by this Fourth Supplemental Indenture, they shall be established by means of an Officer's Certificate delivered to the Issuing and Paying Agent pursuant to
Section 2.3 of the Indenture (a "Note Terms Certificate"). In accordance with the procedures set forth in the Indenture and the Administrative Procedures, and to the extent the following terms and provisions are set forth in a Note Terms
Certificate:

                  (a) Each Note shall be dated a date determined in accordance with the Administrative Procedures, which date may vary among the Notes;

                  (b) each Note shall mature on a day nine months or more from its date of issue (its "Stated Maturity Date") determined in accordance with the Administrative Procedures, which Stated Maturity Date may vary among the Notes;

                  (c) each Note shall bear interest, if any, at a fixed rate (a "Fixed Rate Note") or at a floating rate (a "Floating Rate Note"), and the interest rate for a Fixed Rate Note or the Interest Rate Basis for determining the floating interest rate for a Floating Rate Note shall be established in accordance with the Administrative Procedures, which interest rate or Interest Rate Basis may vary among the Notes;

                  (d) interest on each Fixed Rate Note and each Floating Rate Note shall accrue from its date of issue;

                  (e) the floating interest rate on each Floating Rate Note shall be reset on such date or dates as shall be established in accordance with the Administrative Procedures, which date or dates may vary among the Notes; and

                  (f) interest on each Note shall be payable in arrears on the date or dates specified therein and determined in accordance with the Administrative Procedures, which date or dates may vary among the Notes.

         In addition, the following terms and provisions, to the extent applicable to an issue or tranche of Notes, shall be set forth in a Note Terms Certificate applicable to such issue or tranche of Notes:

                  (g) the Specified Currency with respect to such Notes;

                  (h) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Notes are to be issued and sold;

                  (i) the date on which the Notes are to be issued;

                  (j) the date on which such Notes are to mature;

                  (k) whether such Notes are Fixed Rate Notes or Floating Rate Notes;

                  (l) if such Notes are Fixed Rate Notes, whether such Notes are Amortizing Notes;

                  (m) if such Notes are Fixed Rate Notes, the rate per annum at which such Notes are to bear interest, if any, and the applicable Interest Payment Date or Dates;

                  (n) if such Notes are Floating Rate Notes, whether such Floating Rate Notes are "Regular Floating Rate Notes", "Floating Rate/Fixed Rate Notes" or "Inverse Floating Rate Notes" and, to the extent applicable, certain terms with respect to the Floating Rate Notes, including the Fixed Rate Commencement Date, Fixed Interest Rate, Interest Rate Basis or Bases, Initial Interest Rate, Initial Interest Reset Date, Interest Reset Dates, Interest Payment Dates, Index Maturity, Maximum Interest Rate, Minimum Interest Rate, Spread and Spread Multiplier and any other terms relating to the particular method of calculating the interest rate for such Notes; if one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Note Terms Certificate will also specify the Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively;

                  (o) whether such Notes are Original Issue Discount Notes and, if so, the yield to Stated Maturity;

                  (p) whether such Notes may be redeemed at the option of the Issuer or repaid at the option of the Holders prior to Stated Maturity and, if so, the provisions relating to such redemption or repayment;

                  (q) whether such Notes will be issued initially as Book-Entry Notes or Certificated Notes; and

                  (r) any other terms of such Notes that are not inconsistent with the provisions of the Indenture.

         Section 2.3 Denominations. Unless otherwise specified in an applicable Note Terms Certificate, U.S. Currency Notes denominated in U.S. dollars ("U.S. Currency Notes") will be issuable in denominations of $1,000 and integral multiples thereof. Notes denominated in a Specified Currency other than U.S. dollars ("Foreign Currency Notes") will be issued in authorized denominations that are equivalent, at the Market Exchange Rate on the first Business Day in The City of New York and the country issuing such currency next preceding the date on which the Issuer accepts the offer to purchase such Foreign Currency Note, to $100,000 (rounded down to an integral multiple of 10,000 units of such Specified Currency) and integral multiples of 10,000 units of such Specified Currency in excess thereof.

         Section 2.4 Maturities. Each Note will mature on its Stated Maturity Date, unless the principal thereof (or any installment of principal thereof) becomes due and payable prior to such Stated Maturity Date, whether by the declaration of acceleration of maturity, notice of redemption at the option of the Issuer, notice of the Holder's option to elect repayment or otherwise (the Stated Maturity Date or such prior date, as the case may be, being referred to herein as the "Maturity Date" with respect to the principal of such Note repayable on such date).

         Section 2.5  Currency.

                  (a) Each  U.S.  Currency  Note  shall be  denominated  in U.S.
         dollars and each Foreign Currency Note shall be denominated in such other currency or composite currency units (a "Specified Currency") as may be provided in the applicable Note Terms Certificate. Payments of principal, premium, if any, and interest on all Notes shall be made in U.S. dollars, except that payments of principal of, premium, if any, and interest on Foreign Currency Notes shall be made in the Specified Currency at the option of the Holders thereof under the procedures described below unless the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Issuer, as described below.

                  (b) Unless otherwise specified in the applicable Note Terms Certificate, Foreign Currency Notes shall not be offered or sold in, or to residents of, the country issuing the applicable Specified Currency.

                  (c) In the case of a Foreign Currency Note, the Issuer shall (unless otherwise provided in the applicable Note Terms Certificate) appoint an agent (the "Exchange Rate Agent") to determine the exchange rate for converting all payments in respect of such Foreign Currency
         Note into U.S. dollars in the manner described in subsection (d) of this Section. Notwithstanding the foregoing, the Holder of a Foreign Currency Note may (if the applicable Note Terms Certificate so indicates) elect to receive all such payments in the Specified Currency by delivery of a written request to the Issuing and Paying Agent at its corporate office in accordance with subsection (e) of this Section.

                  (d) In the case of a Foreign Currency Note, unless the Holder shall elect otherwise, payment in respect of such a Foreign Currency Note shall be made in U.S. dollars on the basis of the exchange rate as determined by the Exchange Rate Agent. The exchange rate shall be based on the highest bid quotation for U.S. dollars received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Issuer (one of which may be the Exchange Rate Agent). Each such bid quotation shall relate to the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Foreign Currency Notes denominated in such Specified Currency and shall include a commitment by the dealer to execute a contract on that basis. All currency exchange costs shall be borne by the Holders of such Foreign Currency Notes by deductions from such payments. If three such bid quotations are not available on the second Business Day preceding the applicable payment date, payments shall be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer's control, in which case payment will be made as described in subsection (g) below.

                  (e) Unless otherwise specified in the applicable Note Terms Certificate, a Holder of a Foreign Currency Note may subsequent to the issuance thereof request that future payments be converted or not be converted, as the case may be, to U.S. dollars by transmitting a written request for such payments to the corporate office of the Issuing and Paying Agent on or prior to the Record Date or at least 15 calendar days prior to the Maturity Date. Such request shall include appropriate payment instructions and shall be in writing delivered by hand, mail, cable, telex or facsimile transmission. A Holder of a Foreign Currency Note may elect to receive all future payments of principal, premium, if any, and interest in either the Specified Currency or in U.S. dollars, as specified in the written request, and need not file a separate election for each payment. Such election shall remain in effect until revoked by written notice to the Issuing and Paying Agent, but written notice of any such revocation must be received by the Issuing and Paying Agent on or prior to the Record Date or at least 15 calendar days prior to the Maturity Date.

                  (f) In the case of a Foreign Currency Note in respect of which payment is to be made in U.S. Dollars, the Issuer shall deposit with the Issuing and Paying Agent the total amount of any principal, premium and interest due on such Foreign Currency Note on the applicable payment date an amount in U.S. dollars determined in accordance with subsection (d) of this section in funds available for use by the Issuing and Paying Agent no later than 10:00 a.m., New York City time, on such applicable payment date. In the case of a Foreign Currency Note in respect of which payment is to be made in a Specified Currency other than U.S. Dollars, the Issuer shall pay to the Exchange Rate Agent an amount in U.S. Dollars sufficient to purchase such Specified Currency in an amount equal to the principal, premium or interest due on such Foreign Currency Note on the applicable payment date with irrevocable instructions to the Exchange Rate Agent to purchase such amount of such Specified Currency and to deposit with the Issuing and Paying Agent for the account of the Issuer such amount of such Specified Currency in funds available for use by the Issuing and Paying Agent no later than 10:00 a.m., New York City time, on such applicable payment date. Any currency exchange costs incurred by the Exchange Rate Agent or the Issuing and Paying Agent in delivering payments in a Specified Currency other than U.S. Dollars to the Holder of a Foreign Currency Note shall be borne by the Holder of such Foreign Currency Note by a deduction from such payment.

                  (g) In order for a Holder of a Foreign Currency Note, either by the terms of the Note or pursuant to an election of such Holder, to receive payments of principal, premium, if any, and interest in a Specified Currency other than U.S. dollars by wire transfer, such Holder must designate an appropriate account with a bank located in the country of the Specified Currency (or, with respect to Foreign Currency Notes denominated in ECUs, Brussels) or other jurisdiction acceptable to the Issuer and the Trustee. Such designation shall be made by filing the appropriate information with the corporate office of the Issuing and Paying Agent on or prior to the Record Date or at least 15 calendar days prior to the Maturity Date. The Issuing and Paying Agent shall, subject to applicable laws and regulations and until it receives notice to the contrary, make such payment and all succeeding payments to such Holder of Foreign Currency Notes by wire transfer to the designated account. In the case of payment of principal, premium, if any, and interest due on the Maturity Date, however, the Foreign Currency Note must be presented to the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payments in such funds in accordance with its normal procedures. If a payment cannot be made by wire transfer because the required information has not been received by such Issuing and Paying Agent on or before the requisite date or for any other reason, the Issuing and Paying Agent shall mail a notice to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and such payment will be made within 15 calendar days after receipt of such designation by the Issuing and Paying Agent. Any tax, assessment or governmental charge imposed upon such payments shall be borne by the Holders of Book-Entry Notes in respect of which such payments are made.

                  (h) If the Specified Currency (other than a composite currency unit) for a Foreign Currency Note is not available at the time of any payment due thereunder as a result of the imposition of exchange controls or other circumstances beyond the control of the Issuer, the Issuer may satisfy its obligations to Holders of such Foreign Currency Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the last date such Specified Currency was available (the "Conversion Date"). Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars shall not constitute an Event of Default under the Indenture or Section
         2.13 of this Fourth Supplemental Indenture.

                  (i) If payment in respect of a Foreign Currency Note is required to be made in a Specified Currency that is a composite currency unit and such composite currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer's control, then the Issuer may make all payments in respect of such Foreign Currency Note in U.S. dollars until such composite currency unit is again available. The amount of each payment in U.S. dollars will be computed on the basis of the equivalent of the composite currency unit in U.S. dollars, which shall be determined by the Company or the Exchange Rate Agent on the following basis: The component currencies of the currency unit for this purpose (the "Component Currencies" or, individually, a "Component Currency") shall be the currency amounts that were components of the currency unit as of the Conversion Date for such currency unit. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Company or the Exchange Rate Agent on the basis of the Market Exchange Rate for each such Component Currency that is available as of the third Business Day prior to the date on which the relevant payment is due and for each such Component Currency that is unavailable, if any, as of the Conversion Date for such Component Currency.

                  (j) If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency will be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

                  (k) All determinations referenced above made by the Issuer or its agent (including the Exchange Rate Agent) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of Foreign Currency Notes.

                  (l) The Issuer shall indemnify the Holder of any Note against any loss incurred by such Holder as a result of any judgment or order being given or made for the payment of any amount due under such Note in a currency or composite currency (the "Judgment Currency") other than the Specified Currency and as a result of any variation between
         (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Holder of such Notes, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by such Holder, as the case may be.

         Section 2.6 Registration. Each Note shall be issued in book entry form eligible for deposit in the book-entry system maintained by a Depositary (a "Book-Entry Note") represented by one or more fully registered Global Securities or in fully registered form (a "Certificated Note").

         Section 2.7  Payments of Principal, Premium and Interest.

                  (a) In the case of Book-Entry Notes, payments of principal thereof, and premium, if any, and interest, if any, thereon shall be made by the Issuer through the Issuing and Paying Agent to the Depositary. In the case of Certificated Notes, payments of principal and premium, if any, due on any Maturity Date shall be made in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an Optional Repayment Date, as hereinafter defined, upon submission of a duly completed election form in accordance with the provisions hereinafter described) at the office or agency maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York.

                  (b) Payments of interest, if any, due on the Maturity Date of a Certificated Note shall be made to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. Payments of interest, if any, due on a Certificated Note on any Interest Payment Date, other than any Maturity Date, shall be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register of the Issuer. A Holder of at least $10,000,000 (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in such Specified Currency) in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) shall be entitled to receive interest payments, if any, on any Interest Payment Date, other than any Maturity Date, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Issuing and Paying Agent or other paying agent not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Issuing and Paying Agent or other paying agent shall remain in effect until revoked by such Holder.

                  (c) Unless otherwise specified in the applicable Note Terms Certificate, if the Specified Currency is other than U.S. dollars, a beneficial owner of the related global security or securities that elects to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency must notify the participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such beneficial owner's election. Such participant must notify the Depositary of such election on or prior to the third Business Day after such Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and the Depository shall notify the Issuing and Paying Agent of such election on or prior to the fifth Business Day after such Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. Upon receipt by the Issuing and Paying Agent of complete instructions from the beneficial owner through the participant and the Depositary on or prior to such dates and receipt by the Issuing and Paying Agent from the Issuer of the necessary funds in such Specified Currency, the Issuing and Paying Agent shall make such payments to such beneficial owner in the Specified Currency.

                  (d) If the Maturity Date of a Floating Rate Note shall fall on a day that is not a Business Day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

                  (e) If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

         Section 2.8 Interest in General. Unless otherwise specified in an applicable Note Terms Certificate:

                  (a) Each interest-bearing Note shall bear interest from the date of its issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the Note;

                  (b) Interest payments in respect of Fixed Rate Notes and Floating Rate Notes shall be made in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"); and

                  (c) The first payment of interest on any such Note originally issued between a Record Date and the related Interest Payment Date shall be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date.

         Section 2.9 Interest on Fixed Rate Notes. Interest on Fixed Rate Notes will be payable on March 31 and September 30 of each year or on such other date or dates specified in the applicable Note Terms Certificate (each, an "Interest Payment Date" with respect to Fixed Rate Notes) and on the Maturity Date with respect to all or part of the principal thereof; unless otherwise specified in the applicable Note Terms Certificate, interest on Fixed Rate Notes shall be computed on the basis of a 360-day year of twelve 30-day months;

         Section 2.10 Interest on Floating Rate Notes. Interest on Floating Rate Notes shall be payable on the date or dates specified in the applicable Note Terms Certificate and shall be determined as follows:

                  (a) Any Floating Rate Note (a "Regular Floating Rate Note"), other than a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or a Note that is subject to an Addendum or to "Other/Additional Provisions," shall, except as otherwise provided in the applicable Note Terms Certificate, bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases plus or minus the applicable Spread, if any, multiplied by the applicable Spread Multiplier, if any. Commencing on the initial Interest Reset Date for such Note (the "Initial Interest Reset Date"), the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date.

                  (b) In the case of a Floating Rate Note, the Interest Reset Period and the Interest Reset Dates shall be as provided in the applicable Note Terms Certificate. Unless otherwise provided in the applicable Note Terms Certificate, the Interest Reset Dates shall be, in the case of Floating Rate Notes that reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset on Tuesday of each week, except as set forth in the definition of "Interest Determination Date"); (iii) monthly, the third Wednesday of each month (with the exception of monthly Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year;
         (v) semiannually, the third Wednesday of the two months specified in the applicable Note Terms Certificate; and (vi) annually, the third Wednesday of the month specified in the applicable Note Terms Certificate.

                  (c) If a Note is designated as a Floating Rate/Fixed Rate Note, such Note shall, except as otherwise provided in the applicable Note Terms Certificate, bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases plus or minus the applicable Spread, if any, multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period commencing on the date specified in the applicable Note Terms Certificate (the "Fixed Rate Commencement Date") to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the Note Terms Certificate or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate
         Commencement Date. The rate of interest on Floating Rate/Fixed Rate Notes will not reset after the applicable Fixed Rate Commencement Date.

                  (d) If a Note is designated as an Inverse Floating Rate Note, such Note shall, except as otherwise provided in the applicable Note Terms Certificate, bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases plus or minus the applicable Spread, if any, multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Note Terms Certificate, the interest rate thereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date.

         The foregoing provisions of this Section 2.10 are subject to the proviso that, in each case, the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date shall be the initial interest rate of such Note (the "Initial Interest Rate"). Except as provided in any applicable Note Terms Certificate, interest will be payable, in the case of Floating Rate Notes that reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September or December of each year, as specified in the applicable Note Terms Certificate;
(ii) quarterly, on the third Wednesday of March, June, September or December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Note Terms Certificate; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Note Terms Certificate (each an "Interest Payment Date") and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Notwithstanding the foregoing, a Floating Rate Note may also have either or both of the following: a maximum interest rate, or ceiling, that may accrue during any Interest Period (a "Maximum Interest Rate") and a minimum interest rate, or floor, that may accrue during any Interest Period (a "Minimum Interest Rate"). In addition to any Maximum Interest Rate that may apply to a Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law. Interest accrued on a Floating Rate Note shall be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise provided in the applicable Note Terms Certificate, the interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Note Terms Certificate, if the interest rate is to be calculated with reference to two or more Interest Rate Bases, such interest rate shall be calculated in each Interest Period in the same manner as if only the applicable Interest Rate Basis specified in the applicable Note Terms Certificate applied.

         Section 2.11 Redemption at the Option of the Issuer. To the extent an applicable Note Terms Certificate provides for an Initial Redemption Date, Notes shall be redeemable on any date on and after such Initial Redemption Date but prior to their Stated Maturity Date in whole or in part at the option of the Issuer in accordance with the provisions of Article Twelve of the Indenture; provided, however, that any partial redemption of Notes shall be in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable Note Terms Certificate and that any remaining principal amount thereof shall be at least $1,000 or the minimum denomination applicable thereto. Any such redemption shall be at the applicable Redemption Price, together with unpaid interest accrued to the date of redemption. The Issuer may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Issuer may, at the discretion of the Issuer, be held, resold or surrendered to the Issuing and Paying Agent for cancellation.

         Section 2.12 Repayment at the Option of the Holder. To the extent an applicable Note Terms Certificate provides for one or more Optional Repayment Dates, Notes shall be subject to repayment at the option of the Holders thereof on any such Optional Repayment Date in whole or in part; provided, however, that any partial repayment of Notes shall be in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable Note Terms Certificate and that any remaining principal amount thereof shall be at least $1,000 or the minimum denomination applicable thereto. Any such repayment shall be at a repayment price of 100% of the unpaid principal amount to be repaid on such Optional Repayment Date, together with unpaid interest accrued to the date of repayment. For any Note to be repaid on an Optional Repayment Date, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Issuing and Paying Agent not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable. The Issuer shall comply with any applicable requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and any other  securities  laws  or  regulations in connection with any such repayment.

         Section 2.13 Additional Event of Default. Pursuant to subsection (g) of Section 5.1 of Article Five of the Second Senior Indenture, the following event shall constitute an Event of Default with respect to the Notes:

         Except as otherwise provided in this Fourth Supplemental Indenture, a failure to make any payment of the principal of, premium, if any, or interest in the Specified Currency in which such payment is required to be made.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.1 Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same instrument.

         Section 3.2 Effect of Headings. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

         Secton 3.3 Provisions for the Sole Benefit of Parties and Holders. Nothing in the Indenture or in the Notes, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under the Indenture or under any covenant or provision contained therein, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders.

         Section 3.4 Governing Law. The Notes will be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of laws principles of such body of laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and the appropriate corporate seals to be hereunto affixed and attested, all as of the 29th day of September, 1998.

                                  HALLIBURTON COMPANY


                                  By:  /s/ Susan S. Keith
                                     -----------------------------------
                                  Title:   Vice President and Secretary

Attest:


  /s/   John M. Allen
-----------------------------
Title:  Assistant Secretary


                                  CHASE BANK OF TEXAS,
                                  NATIONAL ASSOCIATION
                                  (formerly Texas Commerce Bank
                                       National Association)



                                  By:  /s/ Michael A. Scrivner
                                     -----------------------------------
                                  Title:   Vice President

                                                                      Exhibit A

                            INTEREST RATE DEFINITIONS

         Unless otherwise specified in the applicable Note Terms Certificate, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

         CD Rate. Unless otherwise specified in the applicable Note Terms Certificate, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate, the rate on such Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Note Terms Certificate as published by the Board of Governors of the Federal Reserve System in "Statistical Release H. 15(519), Selected Interest Rates" or any successor publication ("Statistical Release H.15") under the heading "CDS (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Note Terms Certificate as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not published in either Statistical Release H.15 or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such Interest
Determination Date shall be calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity specified in the applicable Note Terms Certificate in an amount that is representative for a single transaction in that market at that time; provided, however, that, if the dealers so selected by the Calculation Agent are not then quoting such securities, the CD Rate determined as of such Interest Determination Date shall be the CD Rate in effect immediately prior to such Interest Determination Date.

         CMT Rate. Unless otherwise specified in the applicable Note Terms Certificate, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate, the rate displayed on the Designated CMT Telerate Page under the caption "... Treasury Constant Maturities... Federal Reserve Board Release H.15... Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Index Maturity for (i), if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii), if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Note Terms Certificate, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date shall be the treasury constant maturity rate for the Designated CMT Index Maturity for such Interest Determination Date as published in Statistical Release H.15. If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date shall be the treasury constant maturity rate for the Designated CMT Index Maturity (or such other United States Treasury rate for the Designated CMT Index Maturity) for such Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and as the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in Statistical Release H.15. If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such Interest Determination Date shall be calculated by the Calculation Agent as a yield to maturity, based on the arithmetic mean of the secondary market closing offer prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date reported, according to their written records, by three leading United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating  the highest  quotation  (or, in the event of  equality,  one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Index Maturity and a remaining term to maturity of not less than such Designated CMT Index Maturity minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such Interest Determination Date shall be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Index Maturity and a remaining term to maturity closest to the Designated CMT Index Maturity and in an amount of at least $100 million. If only three or four (and not five) of such Reference Dealers are then quoting such securities, then the CMT Rate shall be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes shall be eliminated; provided, however, that, if fewer than three Reference Dealers so selected by the Calculation Agent are then
quoting  such   securities,   the  CMT  Rate  determined  as  of  such  Interest
Determination Date shall be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Index Maturity, the Calculation Agent shall obtain quotations for the Treasury Note with the shorter remaining term to maturity.

         "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified in the applicable Note Terms Certificate (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in Statistical Release H.15. If no such page is specified in the applicable Note Terms Certificate, the Designated CMT Telerate Page shall be 7052 for the most recent week.

         "Designated CMT Index Maturity" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Note Terms Certificate with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Note Terms Certificate, 2 years.

         Commercial Paper Rate. Unless otherwise specified in the applicable Note Terms Certificate, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate, the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Note Terms Certificate as published in Statistical Release H.15 under the heading "Commercial Paper-Nonfinancial." If such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Interest Determination Date shall be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Note Terms Certificate as published in Composite Quotations under the heading "Commercial Paper-Nonfinancial" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either Statistical Release
H.15 or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Interest Determination Date shall be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Note Terms Certificate placed for an industrial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that, if the dealers so selected by the Calculation Agent are not quoting such securities, the Commercial Paper Rate determined as of such Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

         Money Market Yield =       D x 360        x 100
                                -------------------
                                  360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

         Eleventh District Cost of Funds Rate. Unless otherwise specified in the applicable Note Terms Certificate, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate, the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank ("FHLB") of San Francisco as such cost of funds for the calendar month immediately preceding such Interest Determination Date. If the FHLB of San Francisco fails, on or prior to such Interest Determination Date, to announce the Index for the immediately preceding calendar month, the Eleventh District Cost of Funds Rate determined as of such Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect immediately prior to such Interest Determination Date.

         Federal Funds Rate. Unless otherwise specified in the applicable Note Terms Certificate, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate, the rate on such date for United States dollar federal funds as published in Statistical Release H.15 under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in Composite Quotations under the heading
"Federal Funds/Effective Rate." If such rate is not published in either Statistical Release H.15 or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Interest Determination Date shall be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Interest Determination Date; provided, however, that, if the brokers so selected by the Calculation Agent are not then quoting such securities, the Federal Funds Rate determined as of such Interest Determination Date shall be the Federal Funds Rate in effect immediately prior to such Interest Determination Date.

         LIBOR.  Unless  otherwise   specified  in  the  applicable  Note  Terms
Certificate, "LIBOR" means the rate determined in accordance with the following provisions:

                  (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Note Terms Certificate, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in United States dollars having the Index
         Maturity specified in such Note Terms Certificate, commencing on the applicable Interest Reset Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Note Terms Certificate or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Note Terms Certificate as the method for calculating LIBOR, the rate for deposits in United States dollars having the Index Maturity specified in such Note Terms Certificate, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date. If fewer than two such offered rates so appear, LIBOR on such Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

                  (ii) With respect to any Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page as specified in clause (i) above, LIBOR will be the arithmetic mean of the quotations for deposits in United States dollars for the period of the Index Maturity specified in the applicable Note Terms Certificate, commencing on the applicable Interest Reset Date, offered to prime banks in the London interbank market by the principal London offices of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If fewer than two such quotations are so provided, then LIBOR on such Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in London, England, on such Interest Determination Date by three major reference banks (which may include affiliates of the Agents) in London, England, selected by the Calculation Agent for loans in United States dollars to leading European banks, having the Index Maturity specified in the applicable Note Terms Certificate and in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that, if the banks so selected by the Calculation Agent are not then quoting such securities, LIBOR determined as of such Interest Determination Date shall be LIBOR in effect immediately prior to such Interest Determination Date.

         "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Note Terms Certificate, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in each Note Terms Certificate (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars, or (b) if "LIBOR Telerate" is specified in the applicable Note Terms Certificate or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Note Terms Certificate as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in such Note Terms Certificate (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

         Prime Rate. Unless otherwise specified in the applicable Note Terms Certificate, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate, the rate on such date as such rate is published in Statistical Release H.15 under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, then the Prime Rate on such Interest Determination Date shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by four major money center banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate on such Interest Determination Date shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest
Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by substitute banks or trust companies (which may include affiliates of the Agents) selected by the Calculation Agent to provide such rate or rates in order to obtain four such prime rate quotations, provided that such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority; provided, however, that, if the banks or trust companies so selected by the Calculation Agent are not then quoting such securities, the Prime Rate determined as of such Interest Determination Date shall be the Prime Rate in effect immediately prior to such Interest Determination Date.

         "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         Treasury Rate. Unless otherwise specified in the applicable Note Terms Certificate, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate, the rate from the auction held on such Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Note Terms Certificate, as such rate is published in Statistical Release H.15 under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. If the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Note Terms Certificate are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Note Terms Certificate; provided, however, that, if the dealers so selected by the Calculation Agent are not then quoting such securities, the Treasury Rate determined as of such Interest Determination Date will be the Treasury Rate in effect immediately prior to such Interest Determination Date.

Other/Additional Provisions; Addendum

         Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Stated Maturity Date, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and described in the applicable Note Terms Certificate.

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Discount Notes

         The Issuer may offer Notes ("Discount Notes") from time to time that have an Issue Price (as specified in the applicable Note Terms Certificate) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the Holder of such Discount Note shall be equal to the sum of (i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note, multiplied by the Initial Redemption Percentage (as adjusted by any applicable Annual Redemption Percentage Reduction) and (ii) unpaid interest, if any, accrued thereon to the date of such redemption, repayment or acceleration of maturity, as the case may be.

         Unless otherwise specified in the applicable Note Terms Certificate, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount shall be accrued using a constant yield method. The constant yield shall be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If, in the case of an interest bearing Discount Note, the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period shall be accrued. If, in such case, the Initial Period is longer than the compounding period, then such period shall be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes.

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Indexed Notes

         The Issuer may from time to time offer Notes ("Indexed Notes") with the amount of principal, premium or interest payable in respect thereof to be determined by reference to the price or prices of specified commodities or stocks or to other items, in each case as specified in the applicable Note Terms Certificate. In certain cases, Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, or interest, if any, payable in respect of Indexed Notes, certain historical information with respect to the specified indexed items and any material U.S. tax considerations associated with an investment in Indexed Notes shall be specified in the applicable Note Terms Certificate.

Amortizing Notes

         The Issuer may from time to time offer Notes ("Amortizing Notes") with the amount of principal thereof and interest thereon payable in installments over the term of such Notes. Unless otherwise specified in the applicable Note Terms Certificate, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Note Terms Certificate, including a table setting forth repayment information for such Amortizing Notes.